UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  February 28, 2018

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2018, JANA Partners LLC, a Delaware limited liability company, (“JANA”) and Bloomin’ Brands, Inc. (the “Company”) entered into an agreement (the “Agreement”), pursuant to which Wendy A. Beck was appointed to its Board of Directors (the “Board”) as a Class I director for a term expiring at the Company’s 2019 annual meeting of stockholders (“2019 Annual Meeting”) and as a member of the Compensation Committee of the Board.

The Agreement also provides that the Board will only nominate the incumbent Class III directors for re-election at the 2018 annual meeting of stockholders (“2018 Annual Meeting”) and, until the 2019 Annual Meeting, the Board will have no more than eight members and not be decreased so as to require the resignation of Ms. Beck (or a replacement designee).

JANA has agreed to various customary standstill provisions for the duration of the Cooperation Period (as defined below), including, among other things and subject to certain exceptions, that JANA will not: (a) acquire any ownership interest of 12% or more of the Company’s common stock outstanding at such time, (b) sell securities of the Company to a third party that would result, to JANA’s knowledge, in such third party owning more than 4.9% of the common stock outstanding at such time, (c) propose or support a proposal for an extraordinary transaction involving the Company, or take any action relating thereto that would require public disclosure, (d) seek or propose (publicly or otherwise) to influence or control the management or policies of the Company, (e) participate in calling a stockholder meeting, submitting a proposal or taking certain other actions in furtherance of a proxy solicitation with respect to the Company, and (f) enter into any discussions, negotiations, agreements or understandings with any third party with respect to the foregoing.

JANA has also agreed that, during the Cooperation Period, it will vote its shares in favor of the election of directors nominated by the Company at the 2018 Annual Meeting and in accordance with the Board’s recommendations on all matters and will not support any other proposals or encourage any withhold vote campaigns, except with respect to proposals relating to (a) authorizing or approving certain extraordinary transactions, (b) the implementation of takeover defenses, or (c) new or amended incentive compensation plans. The Company and JANA have agreed, subject to certain exceptions, that during the Cooperation Period neither will make or cause to be made any public statement or announcement that constitutes an ad hominem attack on, or otherwise disparages, the other party or any of its respective officers or directors.

If Ms. Beck resigns as a director or otherwise refuses to or is unable to serve as a director at any time prior to the end of the Cooperation Period, JANA may designate a replacement director that is independent of JANA, would be considered an independent director under NASDAQ listing rules and that is reasonably acceptable to the Board.

The “Cooperation Period” ends on the earliest of (a) sixty (60) calendar days prior to the start of the Company’s advance notice period for the nomination of directors at the 2019 annual meeting under the Company’s Bylaws and (b) November 15, 2018. The Agreement terminates upon the expiration of the Cooperation Period or earlier if JANA materially breaches the Agreement and such breach is not cured within three (3) days after written notice from the Company.
This summary of the Agreement is subject to, and qualified by reference to, the full text of the Agreement filed as Exhibit 10.1 hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2018, the Board increased the size of the Board to eight members and appointed Ms. Beck to serve as a Class I director for a term expiring at the 2019 annual meeting and to serve as a member of the Board's Compensation Committee.

Ms. Beck currently serves as Executive Vice-President and Chief Financial Officer at Norwegian Cruise Line Holdings Ltd. Prior to joining Norwegian in 2010, she was Executive Vice President and Chief Financial Officer at Domino’s Pizza from 2008 to 2010. She has also held the role of Senior Vice-President, Chief Financial Officer, Chief Accounting Officer and Treasurer at Whataburger from 2001 to 2008. She was previously employed at Checkers Drive-In Restaurants, Inc. from 1992 to 2001, and at Lincare Holdings from 1987 to 1993. In addition, Ms. Beck is a director and chair of the audit committee at At Home. She was previously a director and audit committee member at Spartan Stores from 2010 to 2013.

There are no family relationships between Ms. Beck and any director or other executive officer of the Company nor are there any transactions between Ms. Beck or any member of her immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission.

Upon her appointment to the Board, Ms. Beck became entitled to a pro-rated portion of the Company’s non-employee director compensation. As such, Ms. Beck is entitled to receive a prorated portion of the annual director retainer of $90,000 and a prorated portion of the annual compensation committee member retainer of $7,500. In addition, non-employee directors of the Company are entitled to receive an annual grant of restricted stock units of the Company with a fair market value equal to $100,000. Ms. Beck will receive an initial grant pro-rated for the number of months that she will serve on the Board through the date of the next annual meeting of stockholders. One-third of the restricted stock units will vest on the date of each annual meeting of stockholders following the grant date.

Ms. Beck entered into the Company’s standard indemnification agreement, the form of which was filed as an exhibit to the Company’s registration statement on Form S-1 filed on April 6, 2012, as amended (Registration No. 333-180615).

The Board has determined that Ms. Beck satisfies the definition of “independent director” under the Nasdaq listing standards, including the considerations required with respect to Compensation Committee membership.
The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 7.01	Regulation FD Disclosure

A copy of the joint press release issued by the Company and JANA on February 28, 2018 describing the entry into the Agreement and the appointment of Ms. Beck is furnished as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Agreement dated February 28, 2018 between Bloomin Brands, Inc and JANA Partners LLC
99.1	Press release issued by the Company on February 28, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date: February 28, 2018	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President and Chief Legal Officer

5